UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2008 (May 8, 2008)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     Underwriting Agreement
     On May 8, 2008, Western Gas Partners, LP (the “Partnership”), Anadarko Petroleum Corporation (“Anadarko”), Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“Holdings”), and Western Gas Holdings, LLC (the “General Partner,” and together with the Partnership, Anadarko, WGR, and Holdings, the “Western Gas Parties”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 18,750,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $16.50 per Common Unit ($15.51 per Common Unit, net of underwriting discounts) (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option (the “Over-Allotment Option”) to purchase up to an additional 2,812,500 Common Units to cover over-allotments, if any, on the same terms.
     In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     The transactions contemplated by the Underwriting Agreement closed on May 14, 2008. The proceeds (net of underwriting discounts and structuring fees) received by the Partnership (before expenses) were approximately $289.3 million. As described in the Partnership’s final prospectus (the “Prospectus”) dated May 8, 2008 (File No. 333-146700) and filed on May 9, 2008 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(1) under the Securities Act, the Partnership has used or will use the net proceeds of the Offering to (i) make a loan of $260.0 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.5%, (ii) reimburse Anadarko for $14.3 million of capital expenditures it incurred with respect to assets contributed to the Partnership, (iii) provide $10.0 million for general partnership purposes and (iv) pay approximately $5.0 million of expenses associated with the Offering.
     Anadarko Petroleum Corporation Fixed Rate Note
     On May 14, 2008, in connection with the closing of the Offering, the Partnership made a loan of approximately $260.0 million to Anadarko (the “Note”). The Note is a 30-year note bearing interest at a fixed annual rate of 6.5%, payable quarterly, with principal and all accrued and unpaid interest due in full at maturity.
     The foregoing description is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     Omnibus Agreement
     On May 14, 2008, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with the General Partner and Anadarko. As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:
•	Anadarko’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Anadarko for certain liabilities;

•	the Partnership’s obligation to reimburse Anadarko for all cash expenses incurred or payments made on the Partnership’s behalf in conjunction with Anadarko’s provision of general and administrative services to the Partnership, including salary and benefits of Anadarko personnel, the Partnership’s public company expenses, general and administrative expenses and salaries, and benefits of the Partnership’s executive management who are employees of Anadarko;

•	the Partnership’s obligation to reimburse Anadarko for all insurance coverage expenses it incurs or payments it makes with respect to our assets; and

•	the Partnership’s obligation to reimburse Anadarko for the Partnership’s allocable portion of commitment fees (0.11% of the Partnership’s committed and available borrowing capacity) that Anadarko incurs under its $1.3 billion credit facility.
     The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Services and Secondment Agreement
     On May 14, 2008, in connection with the closing of the Offering, Anadarko and the General Partner entered into a Services and Secondment Agreement (the “Secondment Agreement”) pursuant to which specified employees of Anadarko are seconded to the General Partner to provide operating, routine maintenance and other services with respect to our business under the direction, supervision and control of the General Partner. Under the Secondment Agreement, the General Partner will reimburse Anadarko for the services provided by the seconded employees. The initial term of the Secondment Agreement will be 10 years, and will then extend automatically for additional 12-month periods subject to certain notice provisions. Either party may terminate the Secondment Agreement upon 180 days written notice.
     The foregoing description is qualified in its entirety by reference to the full text of the Secondment Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Tax Sharing Agreement
     On May 14, 2008, in connection with the closing of the Offering, the Partnership entered into a Tax Sharing Agreement with Anadarko (the “Tax Sharing Agreement”) pursuant to which the Partnership agreed to reimburse Anadarko for the Partnership’s share of state and local income and other taxes borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods after the closing of this Offering. Anadarko may use its tax attributes to cause its combined or consolidated group, of which the Partnership may be a member for this purpose, to owe no tax. However, the Partnership would nevertheless reimburse Anadarko for the tax it would have owed had the attributes not been available or used for the Partnership’s benefit, even though Anadarko had no cash expense for that period.
     The foregoing description is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Working Capital Loan Agreement
     The description of the Working Capital Loan Agreement (the “Working Capital Loan Agreement”) provided below under Item 2.03 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Working Capital Loan Agreement is filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     Western Gas Partners 2008 Long-Term Incentive Plan
     In connection with the Offering, the Board of Directors of the General Partner adopted the Western Gas Partners, LP 2008 Long-Term Incentive Plan (the “Plan”) for employees and directors of the General Partner and its affiliates, including Anadarko, who perform services for the Partnership. The description of the material terms of the Plan contained in the section entitled “Management — Long-Term Incentive Plan” of the Prospectus is incorporated herein by reference. The description of the Plan in the Prospectus is not complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.7 to this Form 8-K and is incorporated in this Item 1.01 by reference.
     Western Gas Holdings, LLC Equity Incentive Plan
     In connection with the Offering, the Board of Directors of the General Partner adopted the Western Gas Holdings, LLC Equity Incentive Plan (the “Equity Incentive Plan”) for the executive officers of the General Partner. The description of the material terms of the Equity Incentive Plan contained in the section entitled “Management — Western Gas Holdings, LLC Equity Incentive Plan” of the Prospectus is incorporated herein by reference. The description of the Equity Incentive Plan in the Prospectus is not complete and is qualified in its entirety by reference to the Equity Incentive Plan, which is filed as Exhibit 10.8 to this Form 8-K and is incorporated in this Item 1.01 by reference.

     Award Agreement
     On May 14, 2008, in connection with the closing of the Offering, the non-employee directors of the General Partner (Milton Carroll, Anthony R. Chase, James R. Crane, and David J. Tudor) received an initial grant of 7,576 phantom units (representing a value of approximately $125,000). The phantom units will vest 100% on the first anniversary of the date of grant (with vesting to be accelerated upon a change of control of the General Partner or Anadarko).
     The foregoing description is qualified in its entirety by reference to the full text of the form of Award Agreement, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Indemnification Agreements
     In connection with the Offering, the General Partner entered into Indemnification Agreements (“Indemnification Agreements”) with each of its officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that the General Partner will indemnify and hold harmless each Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of the General Partner (or of any subsidiary of the General Partner) or in any capacity at the request of the General Partner or its board of directors to the fullest extent permitted by applicable law, including Section 18-108 of the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The Indemnification Agreement also provides that the General Partner must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.
     The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.10 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Relationships
     As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, each of the Partnership, the General Partner, Western Gas Operating, LLC (“Operating GP”), WGR Operating, LP (“OLP”), Holdings, WGR Asset Holding Company, LLC (“Asset HoldCo”) and WGR are direct or indirect subsidiaries of Anadarko. As a result, certain individuals, including officers of Anadarko and officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. The General Partner holds a 2.0% general partner interest in the Partnership and, assuming that the Underwriters do not exercise the Over-Allotment Option, Anadarko will indirectly own an approximate 64.4% limited partner interest in the Partnership. Certain of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for Anadarko and its affiliates for which they have received customary fees and expenses. The description of the relationships among Anadarko and its affiliates and the Underwriters contained in the section entitled “Underwriting” of the Prospectus is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Contribution, Conveyance and Assumption Agreement
     On May 14, 2008, in connection with the closing of the Offering, the Partnership entered into a Contribution Agreement with the Western Gas Parties, Asset HoldCo, Operating GP and OLP (the “Contribution Agreement”). Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	the transfer of Anadarko Gathering Company, LLC, Pinnacle Gas Treating LLC and MIGC LLC to OLP;

•	the Partnership’s issuance of 1,083,115 general partner units and incentive distribution rights to the General Partner; and

•	the Partnership’s issuance of 4,973,806 Common Units, 26,536,306 Subordinated Units to Holdings and the right to receive any Common Units not purchased pursuant to the Over-Allotment Option.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with the other relationships with certain parties to the Contribution Agreement.
     The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Working Capital Loan Agreement
     On May 14, 2008, in connection with the closing of this Offering, the Partnership entered into a $30 million, two-year, Working Capital Loan Agreement with Anadarko as the lender (the “Working Capital Loan Agreement”). The Working Capital Loan Agreement will be available exclusively to fund the Partnership’s working capital borrowings. Borrowings under the Working Capital Loan Agreement will bear interest at the same rate as would apply to borrowings under the Anadarko revolving credit facility. The Partnership will pay a commitment fee of 0.11% annually to Anadarko on the unused portion of the borrowing capacity under the Working Capital Loan Agreement.
     The foregoing description is qualified in its entirety by reference to the full text of the Working Capital Loan Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuances by the Partnership on May 14, 2008 in connection with the consummation of the transactions contemplated by the Contribution Agreement of 4,973,806 Common Units and 26,536,306 Subordinated Units to Holdings is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such Subordinated Units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the subordination period will extend until the first day of any quarter beginning after June 30, 2011 that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions — Subordination Period” of the Prospectus is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP
     As described in the Prospectus, on May 14, 2008, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.
     First Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC
     On May 14, 2008, the General Partner amended and restated its Limited Liability Company Agreement (the “Amended and Restated LLC Agreement”) in connection with the closing of the Offering. The amendments to the Limited Liability Company Agreement of the General Partner included, among other things, outlining the rights of members, distributions by the General Partner, and the management by the board of directors. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated LLC Agreement, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

1.1*	Underwriting Agreement, dated May 8, 2008, by and among Western Gas Partners, LP, Anadarko Petroleum Corporation, Western Gas Resources, Inc., WGR Holdings, LLC, Western Gas Holdings, LLC and the Underwriters named therein.

3.1	Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated May 14, 2008.

3.2	Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC, dated as of May 14, 2008.

10.1	Anadarko Petroleum Corporation Fixed Rate Note due 2038.

10.2	Contribution, Conveyance and Assumption Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Anadarko Petroleum Corporation, WGR Holdings, LLC, Western Gas Resources, Inc., WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, dated as of May 14, 2008.

10.3	Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC and Anadarko Petroleum Corporation, dated as of May 14, 2008.

10.4	Services and Secondment Agreement by and between Western Gas Holdings, LLC and Anadarko Petroleum Corporation, dated as of May 14, 2008.

10.5	Tax Sharing Agreement by and among Anadarko Petroleum Corporation and Western Gas Partners, LP, dated as of May 14, 2008.

10.6	Working Capital Loan Agreement between Anadarko Petroleum Corporation and Western Gas Partners, LP, dated as of May 14, 2008.

10.7	Western Gas Partners 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700).

10.8	Western Gas Holdings, LLC Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700).

10.9	Form of Award Agreement under the Western Gas Partners, LP 2008 Long-Term Incentive Plan.

10.10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700)

*	Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Dated: May 14, 2008	By:	/s/ Robert G. Gwin

Robert G. Gwin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

1.1*	Underwriting Agreement, dated May 8, 2008, by and among Western Gas Partners, LP, Anadarko Petroleum Corporation, Western Gas Resources, Inc., WGR Holdings, LLC, Western Gas Holdings, LLC and the Underwriters named therein.

3.1	Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated May 14, 2008.

3.2	Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC, dated as of May 14, 2008.

10.1	Anadarko Petroleum Corporation Fixed Rate Note due 2038.

10.2	Contribution, Conveyance and Assumption Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Anadarko Petroleum Corporation, WGR Holdings, LLC, Western Gas Resources, Inc., WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, dated as of May 14, 2008.

10.3	Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC and Anadarko Petroleum Corporation, dated as of May 14, 2008.

10.4	Services and Secondment Agreement by and between Western Gas Holdings, LLC and Anadarko Petroleum Corporation, dated as of May 14, 2008.

10.5	Tax Sharing Agreement by and among Anadarko Petroleum Corporation and Western Gas Partners, LP, dated as of May 14, 2008.

10.6	Working Capital Loan Agreement between Anadarko Petroleum Corporation and Western Gas Partners, LP, dated as of May 14, 2008.

10.7	Western Gas Partners 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700).

10.8	Western Gas Holdings, LLC Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700).

10.9	Form of Award Agreement under the Western Gas Partners, LP 2008 Long-Term Incentive Plan.

10.10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to Western Gas Partners, LP’s Registration Statement on Form S-1, File No. 333-146700)

*	Pursuant to the rules of the Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.